Exhibit 32.2

Certification

Of

Periodic Financial Report

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Thomas W. Hofmann, Senior Vice President and Chief Financial Officer of Sunoco, Inc., hereby certify that the Quarterly Report on Form 10-Q for the Quarter ended September 30, 2003 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Sunoco, Inc.

Date: November 6, 2003	/s/ Thomas W. Hofmann
Thomas W. Hofmann
Senior Vice President and Chief Financial Officer

Securities Exchange Act of 1934
Form 10-Q
Sunoco, Inc.
File Number 1-6841

November 6, 2003

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549-1004

Attn: Document Control - EDGAR

Ladies and Gentlemen:

In accordance with the provisions of Operational EDGAR and the Securities Exchange Act of 1934, the Form 10-Q Quarterly Report for Sunoco, Inc. for the quarter ended September 30, 2003 is electronically transmitted.

Very truly yours,

by: s/ Michael F. Baker
Michael F. Baker
Director, Financial Reporting and Disclosure

MFB/pb

Enclosures

cc:	New York Stock Exchange, Inc.
Philadelphia Stock Exchange, Inc.
Alberta Securities Commission
American Stock Exchange